Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Foot Locker, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	13-3513936
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

112 West 34th Street, New York, NY	10120
(Address of Principal Executive Offices)	(Zip Code)

2007 Stock Incentive Plan, Amended and Restated as of May 21, 2014

(Full title of the plan)

Sheilagh M. Clarke, General Counsel,

Foot Locker, Inc., 112 West 34th Street, New York, NY 10120

(Name and address of agent for service)

(212) 720-4477

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

☑	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered (1)	Per Share (2)	Price	Fee
Common Stock,	12,282,641	$49.69	$610,324,432	$78,610
$.01 par value

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock which may be issued pursuant to the Foot Locker 2007 Stock Incentive Plan, Amended and Restated as of May 21, 2014 (the “Plan”), as a result of stock splits, stock dividends, recapitalization or other similar transactions.

(2) Represents 12,282,641 additional shares of common stock authorized to be issued under the Plan. Shares available for issuance under the Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 26, 2007 (Registration No. 333-144044). Additional shares under the Plan were registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 25, 2010 (Registration No. 333-167066).

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)(1) under the Securities Act. The maximum offering price per share is based on the average of the high and low prices of Registrant’s common stock as reported on the New York Stock Exchange on June 17, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on June 26, 2007 (Registration No. 333-144044) and May 25, 2010 (Registration No. 333-167066) with respect to Registrant’s 2007 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits that begins on Page 4.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 19, 2014.

FOOT LOCKER, INC.

By:	/s/ Ken C. Hicks
Ken C. Hicks
Chairman of the Board and
Chief Executive Officer
2

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 19, 2014.

Signature	Title

/s/ Ken C. Hicks	Director, Chairman and
Ken C. Hicks	Chief Executive Officer

/s/ Lauren B. Peters	Executive Vice President and
Lauren B. Peters	Chief Financial Officer

/s/ Giovanna Cipriano	Senior Vice President and Chief
Giovanna Cipriano	Accounting Officer

Maxine Clark *	Director
Nicholas DiPaolo *	Director
Alan D. Feldman *	Director
Jarobin Gilbert, Jr. *	Director
Guillermo Marmol *	Director
Matthew M. McKenna *	Director
Steven Oakland *	Director
Cheryl Turpin *	Director
Dona D. Young *	Director

*	Ken C. Hicks, by signing his name hereto, is also signing as attorney-in-fact for the named directors.
3

FOOT LOCKER, INC.

INDEX OF EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	The rights of holders of the Registrant’s equity securities are defined in the Registrant’s Certificate of Incorporation, as amended (incorporated herein by reference to Exhibits 3(i)(a) and 3(i)(b) to the Quarterly Report on Form 10-Q for the quarterly period ended July 26, 1997, Exhibit 4.2(a) to the Registration Statement on Form S-8 (Registration No. 333-62425) previously filed by the Registrant with the SEC, Exhibit 4.2 to the Registration Statement on Form S-8 (Registration No. 333-74688) previously filed by the Registrant with the SEC), and Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on May 28, 2014.

4.2	By-laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 20, 2009 filed by the Registrant with the SEC on May 27, 2009).

4.3	Indenture dated as of October 10, 1991 (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 (Registration No. 33-43334) previously filed with the SEC).

4.4	Form of 8½% Debentures due 2022 (incorporated herein by reference to Exhibit 4 to Registrant’s Form 8-K dated January 16, 1992).

5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2	Consent of KPMG LLP.

24	Powers of Attorney.
4